DVI, INC.

                        SUBSIDIARIES AND SUB-SUBSIDIARIES


                                                                    EXHIBIT 21


                                                         Percentage Owned by
                                                         -------------------
Name of Entity/Jurisdiction of Organization            Registrant    Subsidiary
- -------------------------------------------            ----------    ----------

DVI Financial Services Inc. (Delaware)                    100%
DVI Healthcare Operations, Inc. (Delaware)                100%
DVI Business Credit Corporation (Delaware)                100%
DVI Lease Finance Corporation II (Delaware)                             100%
DVI Lease Finance Corporation III (Delaware                             100%
DVI Lease Finance Corp. 1993-A (Delaware)                               100%
DVI Subordinated Securities Corp. (Delaware)                            100%
DVI Receivables Corp. (Delaware)                                        100%
DVI Receivables Corp. II (Delaware)                                     100%
DVI Business Credit Receivables Corporation
    (Delaware)                                                          100%
DVI Business Credit Receivables Corp. II
    (Delaware)                                                          100%
Westgate Imaging Center, Inc. (Delaware)                                100%